EXHIBIT 23.12
KPMG

KPMG Auditores Independentes

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
Mail address                   Office address                   Central Tel 55 (21) 3231-9400
Caixa Postal 2888              Av. Almirante Barroso, 52-17     Fax 55 (21) 2544-1338
20001-970 Rio de Janeiro, RJ   20031-000 Rio de Janeiro, RJ     www.kpmg.com.br
Brazil                         Brazil
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The Board of Directors
Valesul Aluminio S.A.

Consent of Independent Accountants

We consent to the use of our audit report January 17, 2002, incorporated by reference in this Amendment No. 1 to the Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce (Registration No. 333-84696-01), relating to the financial statements of Valesul Aluminio S.A. as of December 31, 2000 and 2001 and for each of the three years period then ended, which appears in the Annual Report on Form 20-F for the fiscal year ended December 31, 2001 filed by Vale Overseas Limited and Companhia Vale do Rio Doce (File No. 000-26030).

/s/  KPMG Auditores Independentes

KPMG Auditores Independentes

Rio de Janeiro, Brazil

July 9, 2002